                                    Nicor Inc.
                                    Nicor Companies Savings Investment Plan
                                    Form 11-K
                                    Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Nicor Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-107377 of Nicor Inc. on Form S-8 of our report dated June 14, 2006, on the financial statements of the Nicor Companies Savings Investment Plan as of and for the years ended December 31, 2005 and 2004, appearing in this Annual Report on Form 11-K of Nicor Companies Savings Investment Plan and Nicor Gas Thrift Plan for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Chicago, Illinois
June 14, 2006